SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2006

DrugMax, Inc.
(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032-1968
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2006, the Company received a letter from Nasdaq notifying the Company that for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below the $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4).

In accordance with Marketplace Rule 4310(c)(8)(D), Nasdaq will provide the Company with 180 calendar days, or until September 18, 2006, to regain compliance. If at any time before September 18, 2006, the bid price of the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days, the Company will regain compliance with Rule 4310(c)(4) and Nasdaq will confirm such compliance. If compliance with this rule cannot be demonstrated by September 18, 2006, Nasdaq will determine whether the Company meets the Nasdaq Capital Market’s initial listing requirements, except for the bid price requirements. If it meets such initial listing requirements, Nasdaq will provide the Company with an additional 180-day compliance period. If the Company is not eligible for the additional compliance period, Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq’s determination to delist the common stock to a Listings Qualifications Panel.

During the compliance period(s), the Company intends to continue to aggressively execute on its business plan, including its plan to increase its sales through organic growth and through the acquisition of pharmacies, and its plan to increase margins by focusing on higher-margin products. In the recently completed fiscal year, the Company recognized one-time expenses related to its decision to discontinue the low-margin wholesale legacy business. Starting with the first quarter of 2006, the Company’s financial performance will no longer be encumbered by the discontinued operations and the Company will more effectively be allowed to focus on its higher-margin business. During the compliance period(s), the Company also will continue to present to new investors, market makers and analysts through, among other avenues, industry and investment capital forums. Finally, the Company will also continue to monitor its stock price closely and will consider its options in the event its stock price remains below $1.00. No assurances can be made at this point as to whether the Company will regain compliance.

On March 24, 2006, DrugMax issued press releases announcing the Nasdaq letter. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release dated March 24, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/Edgardo A. Mercadante
Edgardo A. Mercadante, Chief Executive Officer
and President

Dated: March 24, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated March 24, 2006